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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Lumenon Innovative Lightwave Technology, Inc.

         We consent to incorporation by reference in the registration statement on Form S-3 dated January 28, 2002 and related to the registration of up to 7,428,167 shares of common stock of Lumenon Innovative Lightwave Technology, Inc. (the "Corporation") of our report dated August 8, 2001 relating to the consolidated balance sheets of the Corporation as of June 30, 2001 and 2000 and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended June 30, 2001 and 2000, the six-month period ended June 30, 1999 and the periods from inception (March 2, 1998) to December 31, 1998, and to June 30, 2001 which report appears in the June 30, 2001 annual report on Form 10-K of the Corporation and to the reference of our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP
Chartered Accountants

Montreal, Canada
January 28, 2002